Execution Copy

CHINA ENERGY RECOVERY, INC.
UNSECURED PROMISSORY NOTE

Shanghai, China
May 21, 2009

$5,000,000 (Maximum Principal Amount)

THIS TERM LOAN NOTE AND AGREEMENT (“Note”) is entered into as of May 21, 2009, by and among (i) Hold And Opt Investments Limited, a Bahamas company (“holder”), with offices at Deltec House, Lyford Cay, P.O. Box N-3229, Nassau, Bahamas, Fax Number: 1242-362-4623 Telephone Number: 1242-302-4100 and Email Address: tis@deltecbank.com, on the one hand, and, on the other hand, (ii) CER Energy Recovery, Inc., a Delaware corporation (“Company”), with offices at 7F, No. 267 Quyang Road, Hongkou district, Shanghai, China 200081, Fax Number: 86-21-6508-2138, Telephone Number: 86-21-5556-0020 and Email Address: wuqinghuan@haie.com, (iii) CER Energy Recovery (Shanghai) Co., Ltd. (“Borrower”) with offices at 7F, No. 267 Quyang Road, Hongkou district, Shanghai, China 200081, Fax Number: 86-21-6508-2138, Telephone Number: 86-21-5556-0020 and Email Address: wuqinghuan@haie.com, and (iv) CER (Hong Kong) Holdings Limited (“CER Hong Kong”) with offices at Suite 1006, 10th Floor, Harbour Crystal Centre, 100 Granville Road, Kowloon, Hong Kong, Fax Number: 852-2388-0398, Telephone Number: 852-2388-9997 and Email Address: wuqinghuan@haie.com, as a collecting and paying agent on behalf of the Borrower (“Paying Agent”).

WHEREAS, Borrower has requested that the holder provide term loan financing to Borrower in an amount of up to $5,000,000 (“Commitment”), which amounts may be drawn from time to time, in whole or in installments, upon notice, but once repaid shall not be subject to reborrowing; and

WHEREAS, holder is willing to provide Borrower such term loan financing, subject to the terms and conditions set forth herein;

WHEREAS, the Company is willing to provide that the principal and interest of the Note may be converted into shares of common stock (“Common Stock”) of the Company as provided herein;

WHEREAS, in connection with this Note, the holder shall also be issued by the Company a common stock purchase warrant (“Warrant”) to purchase shares of Common Stock of the Company in the amount of 50% of the principal sum of this Note divided by the Conversion Price (as defined herein), initially exercisable for five years at the equivalent of the Conversion Price, pursuant to the terms of a separate agreement; and

WHEREAS, in connection with this Note, the Company is issuing to the holder one hundred (100) shares of Class B Preferred Stock that provide for voting rights and directorships in the event of defaults hereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Basic Loan Terms.

1.1             Loan.  Subject to the terms and conditions of this Note, holder agrees to make the loan to Borrower, as provided herein, in the principal amount up to or equal to the Commitment, but no greater than the Commitment.  The loan may be requested in whole or in installments (“Installment”) at the request of the Borrower, but the aggregate of the Installments will not exceed the Commitment.

1.2           Maturity Date.  The principal amount and any accrued and unpaid interest will be paid in full on the twenty-four (24) month anniversary (a “Maturity Date”) of the date each Installment is paid to the Borrower (“Installment Funding Date”).  For the avoidance of doubt, the Borrower and holder understand that each Installment will have a separate Maturity Date, provided however terms such as representations, covenants, prepayment and events of default will apply to all Installments as if one funding, one Maturity Date and a single acceleration.

1.3           Interest; Compounding of Interest. The Borrower will pay interest on the outstanding principal amount of the loan (computed on the basis of actual days elapsed in a year) until the principal amount is paid in full, at the rate of nine and one half percent (9.5%) per annum.  Interest will be paid on each Installment two times each year, on the six month and 12 month anniversary of the Installment Funding Date with respect to each Installment (“Interest Payment Date”), and on each Maturity Date of an Installment and on any prepayment date.  The interest will be calculated on a quarterly basis and compounded quarterly for each Installment.  The Borrower shall be responsible for the payment of all fees, withholding tax and other expenses and taxes applicable to any payment of interest such that the holder receives the full amount of the interest due, without any deduction.

1.4           Re-borrowing Not Permitted. Amounts borrowed pursuant to this Section 1 that are repaid when due or prepaid may not be re-borrowed.

1.5           Dollar Loan.  All amounts stated herein are in United States.

1.6           Use of Funds.  The proceeds of this Note will be for the construction of a new plant to be located in China for the production of the products of the Company on a consolidated basis, including, but not limited to, the purchase of land for the plant, buildings, equipment and for the facilitating of financing loans from one or more in-China bank and institutional lenders (together the “Plant”). The Borrower, either directly or indirectly may cause the funds obtained under this Note to be lent to another entity that is either an affiliate or a direct or indirect subsidiary of either the Borrower or the Company, in which case, for the purposes of this Note, such other entity will also be deemed to be a “Borrower.”  Such “on lending” arrangement will not need the consent of the holder.

1.7           Unsecured Loan.  The Note and the sums borrowed hereunder are unsecured.

2.           Borrowing Procedures.

2.1             Procedure for Borrowing.  Borrower, either directly or through the Paying Agent, solely as agent, shall provide a written request to holder to borrow an Installment under this Note, such written notice to be given not less than ten (10) business days (which shall be days in Shanghai, China on which commercial banks are open for regular business, “Business Day”) and no more than thirty (30) Business Days prior to the planned Installment Funding Date.  The written notice shall be executed by two officers of Borrower and shall specify (i) the amount of the intended Installment, (ii) the intended Installment Funding Date, which date will also be a Business Day, (iii) the account to which the funds are to be paid (“Designated Account”), (iv) that there is, and will be, no default under the terms of this Note and the related agreements on the date of notice and on the Installment Funding Date, and (v) specifying the purpose of the proceeds in detail, which purpose shall be within the scope of the use of proceeds set forth herein.  At holder’s election, in lieu of delivering the written request to borrow, as mentioned above, an officer of Borrower may communicate such Installment request to holder by telephone not later than the required time, and in such circumstances, Borrower agrees that any such telephonic communication will be confirmed in writing in conformity with the notice provisions above within 24 hours thereof.

2.2           Time Limit on Requests.  Borrower may only make a request to draw down an Installment under this Note during the period commencing the date of this Note and ending on the six month anniversary of the date of this Note.  This provision may be extended only by a writing signed by all the parties to this Note.

2.3           Making of Loan.  Subject to Borrower’s compliance with Section 2.1 and the facts stated therein and Section 2.2, holder shall make the amount of the requested Installment of the Commitment available to Borrower on the Installment Funding Date by promptly transferring immediately available funds to the Designated Account.

2.4           Notation.  Holder shall record on its books the principal amount of this Note owing to holder from time to time, and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.  In addition, holder is authorized, at holder’s option, to detail the date and amount of each payment or prepayment of principal of the Loan in its books and records, including computer records and/or notation on any grid or attachment to this Note.

3.           Prepayment.

3.1           Optional Prepayment by the Borrower. The Borrower may prepay the outstanding principal of this Note, in whole or in part (for any one or multiple Installments or portions thereof), at any time and from time to time, without premium or penalty.  Each prepayment shall be accompanied by payment of the accrued interest on the principal being repaid through the date of prepayment.  Any prepayment will be applied to the earliest Installment outstanding, until repaid in full, plus the accrued interest or interest outstanding.

3.2           Notice of Prepayment by Borrower.  If at any time the Borrower desires to prepay this Note under Section 3.1, it shall give written notice to the holder, either directly or through the Paying Agent, of the principal amount being prepaid, the Installment(s) (or portions thereof) being repaid, the interest due to the date of prepayment, and the intended date of prepayment, which notice shall be sent not less than ninety (90) Business Days prior to the intended date of prepayment.  The holder has the right to convert the principal and interest of this Note into Common Stock until payment is received in good funds.

3.3           Optional Prepayment Request by the Holder in Connection with Financing. After the first anniversary of the first Installment Funding Date, the holder may request that the then principal outstanding under this Note, regardless of the length of time outstanding or Installment, be prepaid, without premium or penalty, together with any accrued interest on the amount to be prepaid, upon the closing after such first anniversary by the Company or any Company subsidiary, affiliate or controlled (whether by contract or ownership) company or entity (together the “Consolidated Company”) of any debt and/or equity (including derivatives thereof) financing for capital raising purposes, except for debt financings to the Consolidated Company from bank or institutional lenders licensed to operate in China, whether in a single transaction or series of related transactions.  The amount that may be requested to be repaid by holder (and if more than one holder, the holders in the aggregate) may be no more than 50% of the amount of the financing received by the Consolidated Company.  If the prepayment amount is less than all the principal and interest due, that amount to be repaid will be applied to the principal and interest due on the earliest Installments outstanding.

3.4           Prepayment Demand by the Holder on Certain Events. The Holder may demand that all the then principal outstanding under this Note, regardless of the length of time outstanding or Installment, be immediately repaid in full or in part, without premium or penalty, together with any accrued and unpaid interest, (i) upon the sale by the Consolidated Company of the Plant (whether as an asset, license, lease or equity transaction or similar arrangement whereby the title, operations or control of the Plant is transferred) to any person or entity that is not a controlled entity, affiliate or subsidiary of the Consolidated Company, (ii) abandonment of the building, commissioning or operation of the Plant by the Consolidated Company, (iii) sale of all or substantially all of the assets of the Consolidated Company, (iv) a change of control of the Company, where the change of control represents a 50% or greater change of the direct and/or beneficial ownership of the voting stock for any reason or by any means, in a single or series of related transactions, (v) any merger, combination or continuation of the Company where the Company is not the surviving entity or there is a change of control, or (vi)  if Mr. Qinghuan Wu, the current Chief Executive Officer and Chairman of the Board of the Company, does not hold those positions (for any reason, whether because of resignation, retirement or change of duties or otherwise) at any time during the period that any of the principal or interest of this Note is outstanding or due and payable.

3.5           Notice of Demand for Repayment by Holder.  If at any time the holder requests repayment of this Note pursuant to Section 3.3 and 3.4, it shall give written notice to the Borrower and to the Paying Agent, of the amount to be repaid and the date to be paid, together with other payment instructions.  The repayment under Section 3.3 will be due not earlier than the ninetieth (90) Business Day after the date of the notice of prepayment demand is given by the holder.  The repayment under Section 3.4 will be due immediately or at the discretion of the holder as otherwise stated in the notice. The amount being repaid will include all the accrued interest on the amount being repaid through the date of payment.  Any demand for repayment will not require the Borrower to pay any premium or penalty. Once the notice of demand for repayment is given by the holder, then the holder shall no longer have the right to convert the principal of this Note, except if there is an Event of Default (as defined herein) at the time of or after the giving of notice.

4.           Conversion of Notes.

4.1             Conversion and Conversion Rate. Subject to the terms of this Note and upon compliance with the provisions of this Section 4, at the sole discretion of holder, the holder shall have the right but not the obligation to convert all or part of the then outstanding principal balance and accrued interest outstanding under this Note into a number of shares of Common Stock of the Company, $.001 par value (“Common Stock”), equal to the amount being converted divided by the conversion rate.  The initial conversion rate shall be $1.80 (“Conversion Rate”).  The holder shall effect conversions by delivering to the Company notice of conversion specifying therein the amount of principal and interest accrued under this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”) and the amount of shares of Common Stock to be issued.  The notice of conversion may be delivered only up to the ninetieth (90th) day before the Maturity Date of a particular Installment as to principal and interest due for that Installment; provided that if there is an Event of Default continuing or an Event of Default occurs after the giving of notice, then conversion may be made by holder at any time.  If no notice of conversion is delivered as specified herein and except for the provisions for conversion in the Event of Default, then the holder will be deemed to have elected not to convert the outstanding amount for such Installment and will be paid cash for the outstanding obligations with respect to that Installment.  In the Event of Default, the holder has the right to convert the outstanding obligations due under this Note into shares of Common Stock, upon five (5) business days advance notice to the Company by the holder at the Default Conversion Rate (as defined herein).

4.2             Reservation of Shares Issuable Upon Conversion. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the sum of (i) the number of shares of Common Stock issuable upon conversion of the principal and interest of the Notes.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

4.3           Fractional Shares.  The Company shall not be required to issue fractions of shares upon the conversion hereof or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu of fractional shares.  In lieu of issuance any fractional shares or payment therefore, the Company will round up to the nearest whole share

4.4           Registration Rights.  The shares of Common Stock into which this Note are convertible have the registration rights set forth in a separate registration rights agreement between the Company and the holder (“Registration Rights Agreement”) of even date herewith, and such terms are incorporated herein.

5.           Adjustments to Conversion Rate.

5.1           Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions to all its stockholders equally which are payable in shares of Common Stock on shares of Common Stock or any Common Stock equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Rate shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

5.2           Reorganization, Reclassification, Consolidation, Merger, Sale; Company Not Survivor.  If any capital reorganization, reclassification of the capital stock of the Company, combination, continuation, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition (i.e. license, lease or contractual arrangement) of all or substantially all of the assets to another corporation shall be effected by the Company, then, as a condition of such reorganization, reclassification, combination, continuation, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of the Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of the Note, had such reorganization, reclassification, combination, continuation, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Rate) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such combination, continuation, consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such combination, continuation, consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder, at the last address of the holder appearing on the books of the Borrower, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase, and the other obligations under this Note.  The provisions of this paragraph 3.2 shall similarly apply to successive reorganizations, reclassifications, combinations, continuations, consolidations, mergers, sales, transfers or other dispositions.

5.3           Conversion Rate in the Event of Default.  Upon and only upon the Event of Default as stipulated in 6.1 hereunder and during the continuance thereof, the Conversion Rate will be changed such that the outstanding amounts due under this Note may be converted by the holder, in his sole discretion, in whole or in part, at a rate (“Default Conversion Rate”) equal to the net asset value per share as set forth in the latest available financial statements prior to the date of conversion, whether or not such financial statements are read, reviewed or audited, which were prepared in accordance with United States GAAP, consistently applied (or International Accounting Standards if adopted by the Company prior to an Event of Default), so long as such financial statements reflect in good faith the net asset value of a share of Common Stock on the date of conversion.  In the event that the net asset value per share on the date of conversion is not readily available or reasonably reflects the net asset value per share, then the holder and the then management or trustee, administrator or equivalent, will negotiate in good faith an amount that will be agreed upon as the net asset value per share contemporaneous with the conversion of this Note, which shall be the Default Conversion Rate.

5.4           Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be, provided however, that the Company shall not be required to issue fractions of shares pursuant hereto.

6.           Events of Default.  If any of the following events (“Events of Default”) shall occur:

6.1           if the Borrower shall default in the payment of any part of the principal of or interest on this Note when due and payable, whether at maturity or at a date fixed for payment, prepayment or repayment whether by declaration or otherwise, and such default shall not have been remedied on or before written notice thereof shall have been given to the Borrower by the holder, which notice may not be given earlier than the fifth (5) day after the due or payment date, provided however, if the demand for repayment is made pursuant to Section 3.4 there shall be no grace period or requirement of further notice; or

6.2           if the Company, Borrower or Paying Agent shall default in the performance of or compliance with any term contained herein applicable to it under this Note, the Warrant and the Registration Rights Agreement, and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Company, Borrower or Paying Agent, as the case may be, by the holder; or

6.3           if any of the Consolidated Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against any of the Consolidated Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of any of the Consolidated Company or of all or any substantial part of the properties of any of the Consolidated Company, or any of the Consolidated Company shall take any corporate action looking to the dissolution or liquidation of any Consolidated Company; or

6.4           if, within 30 days after the commencement of an action against any of the Consolidated Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of any of the Consolidated Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 30 days after the appointment without the consent or acquiescence of any of the Consolidated Company or any trustee, receiver or liquidator of any of the Consolidated Company or of all or any substantial part of the properties of any of the Consolidated Company, such appointment shall not have been vacated;

6.5           if any of the Consolidated Company is enjoined, restrained, or in any way prevented by court or regulatory agency order from continuing to conduct all or any material part of its business affairs;

6.6           any provision of this Note shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any of the Consolidated Company, or a proceeding shall be commenced by any of the Consolidated  Company, or by any governmental authority having jurisdiction over  any of the Consolidated Company, seeking to establish the invalidity or unenforceability thereof, or any of the Consolidated Company shall deny that it has any liability or obligation purported to be created thereunder;

then (unless all defaults shall have theretofore been remedied) this Note shall forthwith mature and become due and payable together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.

In case any one or more Events of Default shall occur and be continuing, the holder of the Note may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law.  No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers and remedies.  No right, power or remedy conferred hereby upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

6.7           Control Preferred Stock.  In and only in the Event of Default as stipulated in 6.1 herein at which time the outstanding amounts due under this Note shall equal or exceed $1,000,000 in the aggregate, the holder will be permitted to exercise the rights set forth in the Class B Preferred Stock, which will include 100 shares of such class and will have been issued to the holder as a condition to the making of this loan.  Such shares will be transferable, in whole or in part, with all or a portion of this Note in the discretion of the holder.

7.           Representations of the Holder.

7.1           Access.  The holder of this Note has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of the Consolidated Company, and acknowledges that the Consolidated Company has provided the holder of this Note access to the personnel, properties, premises and books and records of the Consolidated Company for this purpose, and the holder of this Note has had an opportunity to ask questions of and receive responses from management of the Consolidated Company.

7.2           Investment Intent.  The holder of this Note is making the loan evidenced by this Note and acquiring the Warrant solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended.

7.3           Accredited Investor.  The holder of this Note has the financial ability to bear the economic risk of such holder’s investment, has adequate means for providing for such holder’s current needs and personal contingencies and has no need for liquidity with respect to such holder’s investment in the Consolidated Company.  The holder of this Note has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment.  If other than an individual, the holder of this Note also represents (A) it has not been organized for the purpose of acquiring the Note or (B) it is an entity in which each of the equity owners is an accredited investor as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.  If the holder of this Note is an individual, such holder represents he or she is an accredited investor as defined in such Rule 501(a).

8.           Covenants.

8.1           Reports.  (a)    So long as this Note remains outstanding, the Company shall have its annual consolidated financial statements audited by a nationally recognized firm of independent registered accountants and its interim consolidated financial statements reviewed by a nationally recognized firm of independent registered accountants in accordance with Statement on Auditing Standards 101 issued by the American Institute of Certified Public Accountants (or any similar replacement standard).  In addition, so long as this Note is outstanding, the Company shall furnish to the holder of this Note all annual and quarterly reports on Forms 10-K and 10-Q, respectively, and all current reports on Form 8-K, in each case filed by it with the Securities and Exchange Commission (“SEC”).  If the Company shall not be subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it shall nevertheless furnish the holder of this Note with (a) the financial information that would be required to be contained in a filing on such annual or quarterly report, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) all information that would be required to be contained in filings with the SEC on Form 8-K.  All such annual reports shall be furnished within 120 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate.  All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act.

 (b)           At the Company’s option, the Company shall either (i) distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the holder of this Note, and/or (ii) make available such information to such holder by posting such information on the Internet (which may be its own site, IntraLinks or any comparable password protected online data system which will require a confidentiality acknowledgement or otherwise, and the Company shall provide such password thereto to the holder of this Note and make such information readily available to such holder, who agrees to treat such information as confidential).

8.2           Taxes.  The Company Group members shall pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

8.3           Maintenance of Properties; Insurance; Compliance with Law.

(a)           The Company shall, and shall cause each of the other parts of the Consolidated Company, including without limitation the Borrower, to at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, necessary betterments and necessary improvements thereto.

(b)           The Company shall maintain, and shall cause to be maintained for each of the other part of the Consolidated Company, insurance covering such risks as are usually and customarily insured against by corporations similarly situated in the markets where the Company and the other parts of the Consolidated Company conduct their respective operations, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

(c)           The Company shall, and shall cause each of the other part of the Consolidated Company to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Company taken as a whole.

8.4           Legal Existence.  The Company and each of the other part of the Consolidated Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence in accordance with their respective organizational documents (as the same may be amended from time to time).

8.5           Limitations on Mergers, Consolidations, etc.  (a) The Company and the Borrower shall not, directly or indirectly, in a single transaction or a series of related transactions, (i) combine, continue, consolidate or merge with or into another person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Borrower or (ii) adopt a plan of dissolution or liquidation unless, in either case:

(A)           the Company and Borrower will be the surviving or continuing person; or

(B)           the entity formed by or surviving such combination, continuation, consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a plan of dissolution or liquidation, any person to which assets are transferred, leased, licensed or conveyed) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership, and the Successor expressly assumes, by agreement in form and substance reasonably satisfactory to the holder, all of the obligations of the Borrower, Company and Paying Agent under this Note, the Warrant and the Registration Rights Agreement.

(b)           Upon any combination, continuation, consolidation, combination or merger of the Company or Borrower or any transfer, lease, license or conveyance of all or substantially all of the assets of the Company or Borrower in accordance with the foregoing, in which the Company or Borrower is not the continuing obligor under the Note, the surviving entity formed into which the Company or Borrower is merged, combined, continued or consolidated or the person to which the conveyance, license, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or Borrower and Paying Agent under the Note, with the same effect as if such surviving entity had been named therein as the Company or Borrower and Paying Agent.

(c)           Notwithstanding the foregoing, any part of the Consolidated Company may consolidate, combine, continue, or merge with or into or convey, transfer, license or lease, in one transaction or a series of transactions, all or substantially all of its assets to any other part of the Consolidated Company.

8.6           NASDAQ Listing.  The Company shall use its reasonable commercial efforts to upgrade from the trading of the Common Stock on the Over-the-Counter Bulletin Board to the listing of the Common Stock on one of the NASDAQ markets or other United States exchanges, to take place as soon as reasonably practicable during the period any principal under this Note is outstanding.

8.7           Consent to Future Financings.   The holder will have the right to approve the entry into any debt or equity financing by the Consolidated Company, except for (i) equity financings by the Company for raising capital, (ii) debt financings to the Consolidated Company from bank or institutional lenders licensed to operate in China, and (iii) debt or equity financings to the Consolidated Company where the principal, interest and any other amount due and payable under this Note will be paid immediately from the proceeds of such financing, without any requirement of notice of demand from the holder.

8.8           Right of First Refusal.  The holder will have the right of first refusal, to provide any debt or equity financing to be undertaken by the Consolidated Company that is for capital raising purposes by the Consolidated Company, on the same terms as bona fide offered by any lender or investor during the period while any of the principal or interest of this Note is outstanding, due or owing hereunder.  If the holder fails to accept in writing any bona fide third party proposal within thirty (30) business days after receipt of a written notice from the Consolidated Company containing such proposal, then the holder shall have no claim or right with respect to any such financing contained in any such notice.  If, thereafter, such proposal is modified in any material respect, the Consolidated Company shall adopt the same procedure as with respect to the original proposed financing.

9.           Miscellaneous.

9.1           Savings Clause.  In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under the applicable law to this Note that a court of competent jurisdiction shall, in a final determination, deem applicable.  The Borrower, in executing and delivering this Note, and the holder of this Note in accepting it, intend legally to agree upon the rate or rates of interest and manner of payment stated herein; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Note, the Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

9.2           Governing Law; Venue.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America.

ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE NOTE HOLDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND.  THE COMPANY AND HOLDER OF THIS NOTE WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.2.

9.3           Remedies Cumulative.  The rights and remedies of the holder of the Note shall be cumulative.  The holder of the Note shall have all other rights and remedies not inconsistent herewith as provided under the Uniform Commercial Code, by law, or in equity.  No exercise by the holder of the Note of one right or remedy shall be deemed an election, and no waiver by the holder of the Note of any Event of Default shall be deemed a continuing waiver.  No delay by the holder of the Note shall constitute a waiver, election, or acquiescence by it.

9.4           Amendment.  This Note and its terms may be changed, waived or amended only by the written consent of the Company, Borrower, Paying Agent and the holder of the Note.

9.5           Severability.   In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

9.6           Assignment.  The holder of this Note may assign it or any ratable part of this Note to one or more assignees (each an “Assignee”) and the other rights and obligations of such holder hereunder, provided, that the Company consents to such assignment in writing.  Notwithstanding the foregoing, the holder may assign this Note or any part thereof and all or part of its rights and/or obligations hereunder, and the Warrants, Registration Rights Agreement and Class B Preferred Stock to any affiliate of the holder, whether such affiliate is wholly or partially owned or controlled by the holder or a parent or subsidiary of the holder, without consent of the Company, Borrower or Paying Agent.  In the event of a permitted assignment, the Company, Borrower and Paying Agent may continue to deal solely and directly with the holder of this Note in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to the Company, Borrower and Paying Agent by the holder and the Assignee, and (ii) the holder and its Assignee have delivered to the Company, Borrower and Paying Agent a document reflecting such assignment and, in the case of an assignment requiring consent, acceptance of the assignment reasonably acceptable to the Company, Borrower and Paying Agent.

9.7           Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Note.

9.8           Notices.  All notices sent pursuant to this Note to the holder shall be sent by a government mail system, postage pre-paid, certified and return receipt requested and may also be by facsimile or e-mail to the address stated herein or is subsequently changed by the holder in a notice to the Company, Borrower and Paying Agent, provided there is some evidence of the sending and receipt of such facsimile or email notice.  All notices sent pursuant to this Note to the Company, Borrower and Paying Agent shall be sent by a government mail system, postage pre-paid, certified and return receipt requested at the corporate addresses of the Company, Borrower and Paying Agent, as stated herein, or is subsequently changed by the Company, Borrower and Paying Agent in a notice to the holder, provided there is some evidence of the sending and receipt of such facsimile or email notice.

[signature on next page]

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name as of the date above written.

CER ENERGY RECOVERY, INC

By:
Name: Qinghuan Wu
Title: Chief Executive Officer

CER ENERGY RECOVERY (SHANGHAI) CO., LTD.

By:
Name: Qinghuan Wu
Title: Chief Executive Officer

CER (HONG KONG HOLDINGS LIMITED)

By:
Name: Qinghuan Wu
Title: Chief Executive Officer

AGREED AND ACCEPTED BY:

HOLD AND OPT INVESTMENTS LIMITED

By:
Name: Timothy Fraser-Smith
Title: Authorized Signatory

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert such currently outstanding principal and accrued interest as set forth below under the Unsecured Convertible Note due May 21, 2011 of which China Energy Recovery, Inc., a Delaware corporation (the “Company”) is a party, into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: _____________________________

Principal Amount of Note to be Converted: ________________

Number of shares of Common Stock to be issued: ___________

Signature: __________________________________________

Print Name: _________________________________________

Address for Delivery of Common Stock
Certificates: _________________________________________

Or

DWAC Instructions:

Broker No: ____________________________________
Account No: ___________________________________

ANNEX B

SCHEDULE OF DRAWDOWNS

Loan Request Date	Date Loan Amount Sent	Prepayment Notice Date	Date Loan Amount Prepaid	Amount (US$)